EXHIBIT 23.1

Consent of Independent Accountants

We consent to the incorporation by reference of our report dated January 27, 2003, with respect to the consolidated financial statements and schedule of Anthem, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission, which is incorporated by reference in the Anthem, Inc. Registration Statement (Form S-8) pertaining to the Anthem 2001 Stock Incentive Plan.

/s/    ERNST & YOUNG LLP

Indianapolis, Indiana

November 13, 2003